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                                                                    EXHIBIT 10.1

                        Elan International Services Ltd.
                           102 St. James Court, Flatts
                              Smiths FL04, Bermuda

June 29, 2001

Xcel Pharmaceuticals, Inc.
6363 Greenwich Drive, Suite 100
San Diego, California 92122

Ladies and Gentlemen:

         Reference is made to that certain Series A-1 Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of March 30, 2001, by and among Xcel Pharmaceuticals, Inc. ("Xcel"), Elan International Services Ltd ("EIS") and other investors, whereby EIS and such other investors purchased shares of the Series A-1 Preferred Stock of Xcel. In connection with the Purchase Agreement, EIS and Xcel now wish to further agree as follows:

         At any time prior to and including the closing of the initial public offering ("IPO") of Xcel, but not any offering subsequent thereto, EIS, through itself or one or more of its affiliates, hereby agrees (subject to the terms and conditions set forth herein, compliance with applicable securities laws and the prior receipt of any necessary third party or governmental approvals), in connection with each offering by Xcel of shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (the "Shares"), to purchase on the same terms as the other investors in such offering
 ------
(provided that, in connection with the IPO EIS and/or its affiliates shall receive registered Shares unless the SEC and/or securities laws require that EIS and/or its affiliates receive unregistered Shares or Shares that must be resold pursuant to SEC Rule 144) such additional number of Shares such that, immediately following each such offering, EIS and its affiliates shall hold, in the aggregate, not less than fifteen percent (15%) of the total outstanding capital stock of Xcel (measured on a fully-diluted basis).

         For purposes of this letter, "offering" shall mean an offering of Shares primarily for financing purposes, negotiated on an arms-length basis with third party investors. The foregoing purchase commitment by EIS and its affiliates (i) shall expire and have no further force and effect as of the earlier of (A) December 31, 2003 and (B) immediately following the closing of the IPO and (ii) shall not apply to any offering if at the time of such offering all of the following conditions are satisfied: (1) the Chief Executive Officer of Xcel as of the date of this letter is not the Chief Executive Officer of Xcel; and (2) Cam Garner is not a member of the Xcel board of directors; and (3) Xcel is not marketing or selling pharmaceutical products in the United States.

         This letter constitutes the entire agreement among the parties hereto regarding the subject matter discussed herein. Any amendment or modification hereto must be in writing and signed by all parties. If any provision of this letter is declared void or unenforceable, such provision

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shall be deemed modified to the extent necessary to allow enforcement, and all other portions of this letter shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have each caused this letter agreement to be executed by their duly authorized representatives as of the date first written above.

ELAN INTERNATIONAL SERVICES LTD


By:     /s/ Kevin Insley
        -------------------------------------
Title:  President and Chief Financial Officer



XCEL PHARMACEUTICALS, INC.

By:_________________________________________
Name:_______________________________________

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IN WITNESS WHEREOF, the parties hereto have each caused this letter agreement to be executed by their duly authorized representatives as of the date first written above.

ELAN INTERNATIONAL SERVICES LTD


By:_________________________________________
Name:   Kevin Insley
Title:  President and Chief Financial Officer



XCEL PHARMACEUTICALS, INC.

By:     /s/ Michael Borer
        ------------------------------------
Title:  President and CEO